Exhibit 99.1

Arvinas Reports First Quarter 2026 Financial Results and Provides Corporate Update

– First-ever FDA approved PROTAC supports the further development and potential of Arvinas’ pipeline -
- Announced FDA Approval of VEPPANU™ (vepdegestrant) for the treatment of ESR1m, ER+/HER2- advanced breast cancer –
– Announced selection of Rigel Pharmaceuticals for the exclusive global rights to VEPPANU –
– Presented ARV-102 (LRRK2 degrader) Phase 1 clinical data in patients with Parkinson’s disease demonstrating reduction in endolysosomal and neuroinflammatory biomarkers implicated in Parkinson’s disease and progressive supranuclear palsy –

– Presented ARV-6723 (HPK1 degrader) preclinical data at the American Associated of Cancer Research Annual meeting demonstrating the potential to overcome immune checkpoint inhibitor resistance in solid tumors –

– Initiated dosing with ARV-027 (polyQ-AR degrader) in Phase 1 healthy volunteer trial with single-ascending dose data anticipated in 2H26 –

– Company to host conference call today at 8:00 a.m. ET –

NEW HAVEN, Conn., May 12, 2026 — Arvinas, Inc. (Nasdaq: ARVN), a clinical-stage biotechnology company creating a new class of drugs based on targeted protein degradation, today reported financial results for the first quarter 2026, and provided a corporate update.

“The approval of VEPPANU is a defining achievement for Arvinas and reflects the culmination of more than a decade of focused work to translate our PROTAC science into our first approved therapy,” said Randy Teel, Ph.D., President and Chief Executive Officer at Arvinas. “I’m proud to lead an organization advancing an industry-leading portfolio of degraders - one that has now joined the short list of those able to bring a new therapeutic modality from discovery to approval. As we move through the remainder of the year, our focus is on delivering key data and clinical milestones that we believe will further validate our approach and clearly distinguish our programs in an increasingly competitive environment.”

1Q 2026 Business Highlights and Recent Developments

Approved Product
VEPPANU™ (vepdegestrant): Oral PROTAC ER degrader
As part of Arvinas global collaboration with Pfizer, the companies:
•Announced the approval of VEPPANU for the treatment of adults with estrogen receptor-positive (ER+)/human epidermal growth factor receptor 2-negative (HER2-), estrogen receptor 1 (ESR1)-mutated advanced or metastatic breast cancer, as detected by an FDA-authorized test, with disease progression following at least one line of endocrine therapy.
◦This approval marks the first time the U.S. Food and Drug Administration (FDA) has approved a PROteolysis TArgeting Chimera (PROTAC), a type of heterobifunctional protein degrader therapy.
•Entered into a license agreement with Rigel Pharmaceuticals, Inc. for the for the exclusive global development, manufacturing, and commercialization rights for VEPPANU.
•On May 8, 2026, the National Comprehensive Cancer Network® (NCCN®) added vepdegestrant (VEPPANU) to the latest NCCN Clinical Practice Guidelines in Oncology (NCCN Guidelines®) for Breast Cancer. Vepdegestrant (VEPPANU) was added as a Category 2A treatment option for patients with hormone receptor (HR)-positive/HER2-negative, ESR1-mutated advanced or metastatic breast cancer after at least one line of endocrine therapy + cyclin-dependent kinase (CDK) 4/6 inhibitor.*

Pipeline
ARV-102: Oral PROTAC LRRK2 degrader
•Presented Phase 1 data for ARV-102 at the 2026 International Conference on Alzheimer’s and Parkinson’s Diseases and Related Neurological Disorders (AD/PD™ 2026) showing greater than 50% LRRK2 degradation in cerebrospinal fluid (CSF) of patients with Parkinson’s disease treated for 28 days. Additional key findings from the trial showed:
◦Reduction of key endolysosomal and neuroinflammatory biomarkers (e.g., CD68, GPNMB) previously shown to be elevated in neurodegenerative diseases like Parkinson’s disease and progressive supranuclear palsy (PSP).
▪This level of biomarker modulation has not previously been demonstrated by LRRK2 inhibitors.
◦Dose-dependent exposure increases in CSF after multiple doses, indicating brain penetration.
◦Approximately 50% or greater LRRK2 reduction in CSF at all doses by day 14 and maintained through day 28, indicating substantial central LRRK2 protein degradation.
◦ARV-102 was generally safe and well tolerated with no serious adverse events reported after multiple doses.

ARV-806: Novel PROTAC KRAS G12D degrader
•Completed dose escalation enrollment in the Phase 1 clinical trial evaluating ARV-806 in patients with solid tumors harboring KRAS G12D mutations (ClinicalTrials.gov Identifier: NCT07023731).

ARV-393: Oral PROTAC BCL6 degrader
•Initiated a Phase 1 combination trial with glofitamab in patients with diffuse large B-cell lymphoma (DLBCL).
•Continued dose escalation in the Phase 1 trial in patients with non-Hodgkin’s lymphoma (NHL).
◦Multiple responses observed in early cohorts at doses below the predicted effective exposure level in patients with both B- and T-cell lymphomas.

ARV-027: Oral PROTAC polyQ-AR degrader
•Initiated a first-in-human Phase 1 clinical trial in healthy volunteers.

•Presented preclinical data at the 2026 Kennedy’s Disease Association Conference.
◦In an aggressive spinal bulbar muscular atrophy mouse model, ARV-027 degraded polyQ-AR in muscle, which led to meaningful functional improvements and extended survival.

ARV-6723: Oral PROTAC HPK1 degrader
•Presented preclinical data at the American Association for Cancer Research (AACR) Immuno-Oncology Conference that we believe support clinical investigation of ARV-6723 in patients with solid tumors harboring high- or low-immunogenic tumor microenvironments (TME), including immune checkpoint inhibitor (ICI)-resistant tumor settings.
◦Robust single-agent antitumor and proinflammatory activity observed in multiple syngeneic tumor models, including those with immunosuppressive TMEs, and showed greater preclinical activity than an investigational HPK1 inhibitor or an anti-PD-1 antibody.
•Presented preclinical data at the AACR Annual Meeting demonstrating greater antitumor activity than standard-of-care ICIs or an investigational HPK1 inhibitor.
◦Unlike an inhibitor and ICIs, ARV-6723 reversed T-cell exhaustion, reversed the immunosuppressive TME, and boosted innate cell immunity in ICI-(aPD1 and aCTLA4) resistant models.

Novel pan-KRAS degrader:
•Presented preclinical data at the AACR Special Conference in Cancer Research: RAS Oncogenesis and Therapeutics.
◦Robust efficacy observed in CDX models of pancreatic, colorectal, and lung cancer.
◦Greater tumor growth inhibition than a pan-RAS (ON) inhibitor demonstrated in a KRAS G13D model.
◦Enhanced combination efficacy with immune checkpoint blockade compared with a pan-RAS (ON) inhibitor observed in a KRAS G12D syngeneic model.

Corporate
•Announced the appointment of Randy Teel, Ph.D., as President, Chief Executive, and Director.
◦Dr. Teel succeeds John Houston, Ph.D., who retired from his role as President, Chief Executive Officer, and Chair of Arvinas’ Board of Directors. Dr. Houston will continue to serve as a member of the Board and has entered into a consulting agreement with Arvinas to provide consulting and advisory services to the Company.
◦Briggs Morrison, M.D., was elected by the Board to serve as Chair of the Arvinas Board of Directors.

Anticipated Upcoming Milestones and Expectations

Pipeline
ARV-102: Oral PROTAC LRRK2 degrader
•Initiate Phase 1b clinical trial in patients with PSP upon receipt of FDA clearance to proceed (2H 2026, pending regulatory feedback).
◦Potential to initiate a registrational trial in PSP in late 2026, pending regulatory feedback.

◦Share additional biomarker data from Phase 1 trial in patients with Parkinson’s disease (2H 2026).

ARV-806: Novel PROTAC KRAS G12D degrader
•Initiate enrollment in the dose expansion cohort of the Phase 1 trial of ARV-806 in patients with solid tumors harboring KRAS G12D mutations (ClinicalTrials.gov Identifier: NCT07023731).
•Share initial clinical data in patients with solid tumors harboring KRAS G12D mutations (2026).

ARV-393: Oral PROTAC BCL6 degrader
•Share updated clinical data from the ongoing Phase 1 clinical trial in patients with relapsed/refractory non-Hodgkin’s lymphoma (ClinicalTrials.gov Identifier: NCT06393738) at a medical congress (2H 2026).
•Continue enrollment of a combination cohort with glofitamab in patients with DLBCL in the ongoing Phase 1 clinical trial.

ARV-027: Oral PROTAC polyQ-AR degrader
•Continue enrollment in the Phase 1 clinical trial in healthy volunteers.

ARV-6723: Oral PROTAC HPK1 degrader
•Initiate Phase 1 clinical trial in patients with advanced solid tumors (mid-2026).
◦ARV-6723 is Arvinas’ first immuno-oncology clinical candidate.

Approved Product
VEPPANU™ (vepdegestrant): Oral PROTAC ER degrader
As part of Arvinas’ global collaboration with Pfizer, the companies plan to:
•Complete closing of the licensing transaction of VEPPANU to Rigel, which is subject to the parties’ receipt of any necessary consents or approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Financial Guidance
Based on its current operating plan, Arvinas believes its cash, cash equivalents, and marketable securities as of March 31, 2026, is sufficient to fund planned operating expenses and capital expenditure requirements into the second half of 2028.
First Quarter Financial Results
Cash, Cash Equivalents, and Marketable Securities Position: As of March 31, 2026, cash, cash equivalents, and marketable securities were $614.9 million as compared with $685.4 million as of December 31, 2025. The decrease in cash, cash equivalents, and marketable securities of $70.5 million for the three months ended March 31, 2026, was primarily related to cash used in operations of $67.5 million, unrealized losses on marketable securities of $1.6 million, and the purchase of lab equipment and leasehold improvements of $1.3 million.

Research and Development Expenses: Generally Accepted Accounting Principles (GAAP) research and development (R&D) expenses were $60.3 million for the quarter ended March 31, 2026, as compared with $90.8 million for the quarter ended March 31, 2025. The decrease in R&D expenses of $30.5 million for the quarter was primarily due to a decrease in compensation and related personnel expenses of $15.6 million, which are not allocated by program, and a decrease in external expenses of $14.2 million. External expenses include program-specific expenses, which decreased by $9.5 million, primarily driven by a decrease in our vepdegestrant (ARV-471) program of $15.2 million, partially offset by an increase in our ARV-806 program of $5.6 million, and non-program specific expenses, which decreased by $4.7 million.
Non-GAAP R&D expenses were $54.3 million for the quarter ended March 31, 2026, as compared with $79.3 million for the quarter ended March 31, 2025, excluding $0.3 million of restructuring expense for the quarter ended March 31, 2026, and $5.7 million and $11.5 million of non-cash stock-based compensation expense for the quarters ended March 31, 2026, and 2025, respectively. A reconciliation of GAAP to non-GAAP financial measures used in this press release can be found at the end of this press release.

General and Administrative Expenses: GAAP General and administrative (G&A) expenses were $19.1 million for the quarter ended March 31, 2026, as compared with $26.6 million for the quarter ended March 31, 2025. The decrease in G&A expenses of $7.5 million for the quarter was primarily due to a decrease in professional fees of $5.3 million.

Non-GAAP G&A expenses were $13.0 million for the quarter ended March 31, 2026, as compared with $23.1 million for the quarter ended March 31, 2025, excluding $0.8 million of restructuring expenses for the quarter ended March 31, 2026, and $5.3 million and $3.5 million of non-cash stock-based compensation expense for the quarter ended March 31, 2026, and 2025, respectively. A reconciliation of GAAP to non-GAAP financial measures used in this press release can be found at the end of this press release.
Revenue: Revenue was $15.6 million for the quarter ended March 31, 2026, as compared with $188.8 million for the quarter ended March 31, 2025. Revenue for the quarter is related to the Vepdegestrant (ARV-471) Collaboration Agreement with Pfizer and the collaboration and license agreement with Pfizer. The decrease of $173.2 million was primarily due to a decrease in revenue from the Vepdegestrant (ARV-471) Collaboration Agreement with Pfizer driven by changes in total program cost estimates recognized in 2025 resulting from the removal of two Phase 3 trials from the development plan.
Investor Call & Webcast Details
Arvinas will host a conference call and webcast today, May 12, 2026, at 8:00 a.m. ET to review its first quarter 2026 financial results and discuss recent corporate updates. Participants are invited to listen by going to the Events and Presentation section under the Investors page on the Arvinas website at www.arvinas.com. A replay of the webcast will be available on the Arvinas website following the completion of the event and will be archived for up to 30 days.

About Arvinas

Arvinas (Nasdaq: ARVN) is a clinical-stage biotechnology company dedicated to improving the lives of patients suffering from debilitating and life-threatening diseases. Through its PROTAC (PROteolysis TArgeting Chimera) protein degrader platform, Arvinas is pioneering the development of protein degradation therapies designed to harness the body’s natural protein disposal system to selectively and efficiently degrade and remove disease-causing proteins. Arvinas, with its partner Pfizer, developed the first-and-only U.S. Food and Drug Administration (FDA) approved PROTAC, a type of heterobifunctional protein degrader, VEPPANU (vepdegestrant), for the treatment of adults with estrogen receptor-positive (ER+)/human epidermal growth factor receptor 2-negative (HER2-), ESR1-mutated advanced or metastatic breast cancer, as detected by an FDA-authorized test, with disease progression following at least one line of endocrine therapy. Arvinas and Pfizer have entered into a transaction with Rigel Pharmaceuticals for the exclusive global rights of VEPPANU; closing of the transaction is subject to the parties’ receipt of any necessary consents or approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Arvinas is currently progressing multiple investigational drugs through clinical development programs, including ARV-102, targeting LRRK2 for neurodegenerative disorders; ARV-806, targeting KRAS G12D for mutated cancers, including pancreatic and colorectal cancers; ARV-393, targeting BCL6 for relapsed/refractory non-Hodgkin Lymphoma; ARV-027, targeting the polyglutamine-expanded androgen receptor, or polyQ-AR, in skeletal muscle for the treatment of Spinal-Bulbar Muscular Atrophy, also known as Kennedy’s disease; and vepdegestrant, targeting the estrogen receptor for patients with locally advanced or metastatic ER+/HER2- breast cancer. Arvinas is headquartered in New Haven, Connecticut. For more information about Arvinas, visit www.arvinas.com and connect on LinkedIn and X.
About ARV-102
ARV-102 is an investigational, orally bioavailable PROTAC designed to cross the blood-brain barrier and specifically target and degrade leucine-rich repeat kinase (LRRK2), a large, multidomain scaffolding kinase with GTPase activity. Increased activity and over expression of LRRK2 have been implicated in the pathogenesis of neurological diseases, including LRRK2 genetic and idiopathic Parkinson’s disease and progressive supranuclear palsy (PSP). ARV-102 is currently being evaluated in a Phase 1 clinical trial in patients with Parkinson’s disease and Arvinas plans to initiate a Phase 1b, and potentially registrational Phase 2, clinical trial with ARV-102 in patients with PSP, pending regulatory feedback, in 2H 2026.
About ARV-806
ARV806 is a novel, investigational PROTAC designed to selectively target and degrade mutant Kirsten rat sarcoma (KRAS) G12D. KRAS is one of the most frequently mutated human oncogenes and G12D is the most common mutation of the KRAS protein. ARV-806 has demonstrated potent, selective degradation of KRAS G12D and robust anti-tumor activity in preclinical models. ARV-806 has the potential to address high unmet need in solid tumors, such as pancreatic, colorectal and non-small cell lung cancer, and is currently being evaluated in a Phase 1 clinical trial in patients with advanced solid tumors harboring KRAS G12D mutations.
About ARV-393
ARV-393 is an investigational, orally bioavailable PROTAC designed to specifically target and degrade B-cell lymphoma 6 protein (BCL6), a transcriptional repressor and major driver of B-cell lymphomas.

During B-cell development, tightly controlled BCL6 protein expression regulates >600 genes to facilitate rapid B-cell proliferation and tolerance of somatic hypermutation and gene recombination for antibody generation. Deregulated BCL6 expression is common in B-cell lymphoma and promotes cancer cell survival, proliferation, and genomic instability. PROTAC-mediated degradation has the potential to address the historically undruggable nature of BCL6. ARV-393 is currently being evaluated in a Phase 1 clinical trial as a monotherapy in patients with relapsed/refractory non-Hodgkin lymphoma and in in combination with glofitamab as a chemotherapy-free combination approach in patients with DLBCL.

About ARV-027
ARV-027 is an oral, peripherally restricted investigational PROTAC degrader designed to selectively target and eliminate the polyglutamine-expanded androgen receptor (polyQ-AR) in skeletal muscle. ARV-027 is a clinical candidate specifically selected for potent in vitro reduction of cytosolic and nuclear polyQ-AR and for favorable skeletal-muscle exposure following oral administration. The polyQ-AR protein is the pathogenic driver of spinal and bulbar muscular atrophy (SBMA), a rare, X-linked, genetically defined neuromuscular disease caused by a CAG trinucleotide repeat expansion in the androgen receptor (AR) gene. SBMA leads to progressive muscle weakness, dysphagia, and functional decline, and currently has no approved disease-modifying therapies approved by the FDA or EMA, representing a significant unmet medical need. ARV-027 is currently being evaluated in a fist-in-human Phase 1 clinical trial in healthy volunteers.
About ARV-6723
ARV-6723 is an oral investigational PROTAC designed to degrade hematopoietic progenitor kinase 1, or HPK1, and is Arvinas’ first clinical candidate in the immuno-oncology space. Preclinically, ARV-6723 has shown potent, selective HPK1 degradation and strong anti-tumor immune responses with superior tumor control in low- and high- immunogenic tumor models. HPK1 acts as a negative regulator in T-cell signaling. Degrading HPK1 and its scaffolding function has the potential to unleash an immune response with potent anti-tumor effects and minimum off-target toxicity. Arvinas plans to initiate a Phase 1 clinical trial of ARV-6723 in patients with advanced solid tumors in 2026.
About VEPPANU
VEPPANU (vepdegestrant) is an orally bioavailable PROteolysis TArgeting Chimera (PROTAC), estrogen receptor degrader approved in the U.S. for use as a monotherapy in the treatment of adults with estrogen receptor–positive (ER+), human epidermal growth factor receptor 2–negative (HER2-), ESR1-mutated advanced or metastatic breast cancer, as detected by an FDA-authorized test, with disease progression following at least one line of endocrine therapy.

Non-GAAP Financial Information
The results presented in this press release include both Generally Accepted Accounting Principles (GAAP) information and non-GAAP information. As used in this release, non-GAAP research and development (“R&D”) expense is defined by Arvinas as GAAP R&D expense excluding restructuring and stock-based compensation expense, and non-GAAP general and administrative (“G&A”) expense is defined by Arvinas as GAAP G&A expense excluding restructuring and stock-based compensation expense. Arvinas uses these non-GAAP financial measures to evaluate Arvinas’ ongoing operations and for internal planning and forecasting purposes. Arvinas believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in Arvinas’ industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Arvinas’ non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate Arvinas’ business
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding: Arvinas’ focus on delivering key data and clinical milestones and its belief that such data and milestones will further validate its approach and clearly distinguish its programs in an increasingly competitive environment; the therapeutic potential or potential benefits of Arvinas’ product candidates and potential of its pipeline; Arvinas’ anticipated milestones, expectations and plans with respect to ARV-102, ARV-806, ARV-393, ARV-027 and ARV-6723, including timings related to anticipated enrollment or initiation of trials and sharing or presentation of data as well as forums for presenting any such data; the closing of the outlicensing transaction of VEPPANU to Rigel; statements regarding Arvinas’ cash, cash equivalents and marketable securities, including their sufficiency to fund planned operating expenses and capital expenditure requirements into the second half of 2028; and Arvinas’ belief that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. All statements, other than statements of historical fact, contained in this press release, including statements regarding Arvinas’ strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “goal,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
Arvinas may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on such forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Arvinas makes as a result of various risks and uncertainties, including but not limited to: whether Arvinas will be able to successfully conduct and complete development for its product candidates, including ARV-102, ARV-806, ARV-393, ARV-027, and its preclinical candidates, including ARV-6723, and including whether Arvinas initiates and completes clinical trials for its product candidates and receives results from its clinical trials and preclinical studies on its expected timelines or at all; the satisfaction or waiver of the conditions to the closing of the outlicensing transaction with Rigel, each party’s performance of its obligations under the license agreement and whether Rigel will successfully commercialize VEPPANU on the current timeline expectations or at all; the potential demand and market potential and acceptance of, VEPPANU, including estimates regarding the potential market opportunity; the competitive landscape for VEPPANU; risks related to Arvinas’ expectations regarding the potential clinical benefit of VEPPANU, or its other product candidates; the uncertainties inherent in research and development, including preclinical study or clinical trial results; risks and uncertainties relating to regulatory applications and related approval timelines; the risk that any regulatory approval may be subject to significant limitations on use or subject to withdrawal or other adverse actions by the applicable regulatory authority; regulatory actions or delays or government regulation generally; Arvinas’ ability to protect its intellectual property portfolio; Arvinas’ reliance on third parties; early termination of any of Arvinas’ collaborations; the impact of the previously announced workforce reductions on Arvinas’ business and reputation; whether Arvinas will be able to raise capital when needed; whether Arvinas’ cash and cash equivalent resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; and other important factors discussed in the “Risk Factors” section of Arvinas’ Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent other reports on file with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Arvinas’ current views with respect to future events, and Arvinas assumes no obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements should not be relied upon as representing Arvinas’ views as of any date subsequent to the date of this release.

VEPPANU is a trademark of Arvinas Operations, Inc

*NCCN makes no warranties of any kind whatsoever regarding their content, use, or application and disclaims any responsibility for their application or use in any way.

Contacts
Investors:
Jeff Boyle
+1 (347) 247-5089
Jeff.Boyle@arvinas.com
Media:
Alyssa Kuciunas
+1 (331) 481-3751
Alyssa.Kuciunas-c@arvinas.com

Arvinas, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

(dollars and shares in millions, except per share amounts)	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$87.3	$142.9
Marketable securities	527.6	542.5
Accounts receivable	1.8	1.0
Other receivables	4.6	5.4
Prepaid expenses and other current assets	9.4	8.9
Total current assets	630.7	700.7
Property, equipment and leasehold improvements, net	5.5	5.2
Operating lease right-of-use assets	7.8	8.2
Collaboration contract asset and other assets	3.5	3.8
Total assets	$647.5	$717.9
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$62.3	$69.5
Deferred revenue	51.8	71.3
Current portion of operating lease liabilities	1.8	1.7
Total current liabilities	115.9	142.5
Deferred revenue	138.2	134.3
Long-term debt	0.3	0.4
Operating lease liabilities	6.3	6.8
Total liabilities	260.7	284.0
Stockholders’ equity:
Preferred stock, $0.001 par value, zero shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.001 par value; 74.5 shares issued and 64.5 shares outstanding as of March 31, 2026, and 73.5 shares issued and 63.5 outstanding as of December 31, 2025	0.1	0.1
Accumulated deficit	(1,670.0)	(1,612.4)
Additional paid-in capital	2,149.0	2,136.9
Accumulated other comprehensive (loss) income	(0.4)	1.2
Treasury Stock, at cost (10.0 shares as of March 31, 2026 and December 31, 2025)	(91.9)	(91.9)
Total stockholders’ equity	386.8	433.9
Total liabilities and stockholders’ equity	$647.5	$717.9

Arvinas, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended March 31,
(dollars and shares in millions, except per share amounts)	2026	2025
Revenue	$15.6	$188.8
Operating expenses:
Research and development	60.3	90.8
General and administrative	19.1	26.6
Total operating expenses	79.4	117.4
(Loss) income from operations	(63.8)	71.4
Interest and other income	6.3	11.7
Net (loss) income before income taxes	(57.5)	83.1
Income tax expense	(0.1)	(0.2)
Net (loss) income	$(57.6)	$82.9

(Loss) earnings per common share
Basic	$(0.90)	$1.14
Diluted	(0.90)	1.14
Weighted average common shares outstanding
Basic	64.0	72.5
Diluted	64.0	72.7
Arvinas, Inc.
Reconciliation of GAAP to Non-GAAP Information

	For the Three Months Ended March 31,
(dollars in millions)	2026	2025
Research and development reconciliation
GAAP research and development expenses	$60.3	$90.8
Less: restructuring expense	0.3	—
Less: stock-based compensation expense (*)	5.7	11.5
Non-GAAP research and development expenses	$54.3	$79.3
General and administrative reconciliation
GAAP general and administrative expenses	$19.1	$26.6
Less: restructuring expense	0.8	—
Less: stock-based compensation (net reversal) expense (*)	5.3	3.5
Non-GAAP general and administrative expenses	$13.0	$23.1
(*)    Excludes restructuring related stock-based compensation.